EXHIBIT 16
                                                       January 11, 2005


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

RE:  Maui General Store, Inc.


     We have read the statements that we understand Maui General Store, Inc. will include under Item 4 of the Form 8-K/A Amendment #1 report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                        Very truly yours,

                                        /s/ Rotenberg & Co., LLP
                                        --------------------------
                                        Rotenberg & Co., LLP